FS Energy & Power Fund 8-K

Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") dated as of September 6, 2019, by and among GLAWDYNE FUNDING, LLC, as borrower (the "Borrower"); GOLDMAN SACHS BANK USA ("GS Bank"), as sole lead arranger (the "Arranger"), as sole lender (the "Lender") and as administrative agent (the "Administrative Agent"); FS ENERGY AND POWER FUND, as equity holder and investment manager (the "Investment Manager"); VIRTUS GROUP, LP, as collateral administrator (the "Collateral Administrator"); and CITIBANK, N.A., as collateral agent (the "Collateral Agent").

The Borrower, the Arranger, the Lenders, the Administrative Agent, the Collateral Administrator and the Collateral Agent are parties to the Credit Agreement dated as of April 19, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

The parties hereto wish now to amend the Credit Agreement in certain respects.

Accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. This Amendment shall constitute a Transaction Document for all purposes of the Credit Agreement and the other Transaction Documents.

Section 2. Credit Agreement Amendments. Subject to the satisfaction of the conditions precedent specified in Section 3 below and Section 11.5 of the Credit Agreement, but effective as of the date hereof, the Credit Agreement is hereby amended by restating the definition of "Maturity Date" to read in its entirety as follows:

""Maturity Date" means, the earlier of (a) October 15, 2019 and (b) the date on which all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise."

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) the representations and warranties set forth in Section 4 of the Credit Agreement, and in each of the other Transaction Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment (it being agreed that it shall be deemed to be an Event of Default under the Credit Agreement if any of the foregoing representations and warranties shall prove to have been incorrect in any material respect when made) and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon the Administrative Agent's receipt of counterparts of this Amendment executed by the parties hereto.

Section 5. Confirmation of Collateral Documents. The Borrower (a) confirms its obligations under the Collateral Documents, (b) confirms that its obligations under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Collateral Documents, (c) confirms that its obligations under the Credit Agreement as amended hereby constitute "Secured Obligations" (as defined in the Collateral Documents) and (d) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Collateral Documents. Each party, by its execution of this Amendment, hereby confirms that the Secured Obligations shall remain in full force and effect, and such Secured Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents.

Section 6. Limited Amendment. The amendments set forth in Section 2 hereof shall be effective only in the specific instances described herein and nothing herein shall be deemed to limit or bar any rights or remedies of any Lender, the Administrative Agent or any other Secured Party or to constitute an amendment or waiver of any other term, provision or condition of any of the Transaction Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender, the Administrative Agent or any other Secured Party may now have or may in the future have under any of the Transaction Documents. For the avoidance of doubt and without limiting the generality of the foregoing, the parties agree that no other change, amendment or consent with respect to the terms and provisions of any of the Transaction Documents (including without limitation the Appendices, Exhibits and Schedules thereto) is intended or contemplated hereby (which terms and provisions remain unchanged and in full force and effect).

Section 7. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment and any right, remedy, obligation, claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would lead to the application of laws other than the law of the State of New York. GS Bank, as Administrative Agent and the sole Lender, hereby directs the Collateral Agent and the Collateral Administrator to execute and deliver this Amendment.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GLADWYNE FUNDING LLC, as Borrower

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Joseph McNeila
Name:	Joseph McNeila
Title:	Managing Director

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Joseph McNeila
Name:	Joseph McNeila
Title:	Managing Director

FS Energy and Power Fund, as Equity Holder and Investment Manager

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

VIRTUS GROUP, LP, as the Collateral Administrator

By:	/s/ Joseph U. Elston
Name:	Joseph U. Elston
Title:	Partner

CITIBANK, N.A., as the Collateral Agent

By:	/s/ Thomas Varcados
	Name:	Thomas Varcados
	Title:	Senior Trust Officer